EXHIBIT 99.1

GEE Group Announces Fiscal Year 2018 and Fourth Quarter Results

Annual Revenue Up 22.5%; Full Year GAAP Income From Operations $2.5 million and Non-GAAP Adjusted EBITDA $13.2 million

Jacksonville, FL December 27, 2018/ Globe Newswire / – GEE Group Inc. (NYSE American: JOB) (“the Company” or “GEE Group”), a provider of professional staffing services and solutions, today announced consolidated financial results for the fourth quarter and fiscal year ended September 30, 2018.

Fourth Quarter and Full Year Highlights

•	Revenue for the fiscal 2018 fourth quarter was approximately $40 million. Contract staffing services contributed approximately $34.4 million or approximately 86% of revenue and direct placement services contributed approximately $5.6 million or approximately 14% of revenue. This compares to contract staffing services of approximately $40.2 million or approximately 87% of revenue and direct placement services of approximately $6.2 million or approximately 13% of revenue respectively for the same quarter of fiscal 2017. The decrease in contract staffing services and direct placement services revenue for the fourth quarter of fiscal 2018 compared to the fourth quarter of fiscal 2017 was primarily due to management’s design and implementation of a performance improvement plan in fiscal 2018 which resulted in the reduction in the number of marginally performing and underperforming full time employees in sales, recruitment and account management coupled with certain office consolidations. In addition to the revenue impact, the net results of the headcount reduction and office consolidations were an improvement in overall productivity, lower personnel and other costs and greater profitability (GAAP income from operations and non-GAAP adjusted EBITDA).

•	Revenue for the fiscal year ended September 30, 2018 was approximately $165.3 million up approximately 22.5% over the prior fiscal year ended September 30, 2017. Contract staffing services contributed approximately $142.2 million or approximately 86% of revenue and direct placement services contributed approximately $23.1 million or approximately 14% of revenue. This compares to contract staffing services of approximately $120.2 million or approximately 89% of revenue and direct placement services of approximately $14.7 million or approximately 11% of revenue respectively for the 2017 fiscal year.

•	Revenue from combined professional contract and professional direct placement services, which is comprised of staffing and solutions in the information technology, engineering, healthcare and finance & accounting specialties, was approximately $34.5 million and represents approximately 86% of total revenue for the 2018 fiscal fourth quarter and approximately $143.7 million and approximately 87% of total revenue respectively for the fiscal year ended September 30, 2018. This compares to approximately $40.3 million or approximately 87% of total revenue for the fourth quarter of fiscal 2017 and approximately $110.1 million and approximately 82% of total revenue respectively for the fiscal year ended September 30, 2017. A component of the Company’s strategic plan is to focus on the higher margin professional staffing and solutions services sectors through organic growth and acquisitions which resulted in a change in the revenue mix.

1

•	Overall combined gross margin for the fiscal fourth quarter ended September 30, 2018 (including direct placement services which is recorded at 100% gross margin) improved by approximately 80 basis points and was approximately 37.1% compared to approximately 36.3% for the fiscal fourth quarter ended September 30, 2017. The combined overall contract staffing gross margin (excluding direct placement services) improved by approximately 40 basis points and was approximately 26.9% for the fiscal year fourth quarter of 2018 vs. approximately 26.5% for the comparable prior year quarter. Overall combined professional services gross margin for the 2018 fiscal year fourth quarter (including direct placement services) was approximately 38.4% vs. approximately 38.4% for the 2017 fiscal year fourth quarter. Professional contract staffing services gross margin (excluding direct placement services) for the fourth quarter ended September 30, 2018 improved by approximately 200 basis points and was approximately 29.3% vs. approximately 27.3% for the comparable prior year quarter. Commercial (industrial) staffing services gross margin was approximately 14.2% for the 2018 fiscal year fourth quarter vs. approximately 14.7% for the 2017 fiscal year fourth quarter (unadjusted for the full effect of workers compensation rebates received in each of the fiscal fourth quarters; if the rebates were taken into account in the 2018 and 2017 fourth quarters, gross margin would be several hundred basis points higher in each of the fiscal year fourth quarters. See comparative full fiscal year results below). The changes in GEE’s 2018 fiscal year fourth quarter vs. the 2017 fiscal year fourth quarter in overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial (industrial) staffing services gross margin are primarily attributable to more direct placement revenue as a percentage of total revenue in the fiscal 2018 fourth quarter compared to the fourth quarter of fiscal 2017, additional professional contract staffing services revenue contributed from the SNI Companies (“SNI”) acquisition, revenue mix and the elimination of lower margin business plus the benefit of an enhanced workers compensation program including rebates in the commercial (industrial) staffing services division.

•	The Company’s overall combined gross margin for the fiscal year ended September 30, 2018 (including direct placement services) improved by approximately 240 basis points and was approximately 35.7% compared to approximately 33.3% for the fiscal year ended September 30, 2017. The combined overall contract staffing gross margin (excluding direct placement services) was unchanged and approximately 25.2% for the 2018 fiscal year end vs. approximately 25.2% for the 2017 fiscal year end. Professional contract staffing services gross margin (excluding direct placement services) for the 2018 fiscal year end was approximately 26.5% compared to approximately 27.4% for the 2017 fiscal year end. Including workers’ compensation rebates earned in each of the fiscal years, commercial staffing services (light industrial) gross margin for the 2018 fiscal year end improved by approximately 140 basis points and was approximately 17.9% compared to approximately 16.5% for the 2017 fiscal year end. The changes in the fiscal year ended September 30, 2018 vs. the comparable 2017 prior fiscal year in overall gross margin, overall contract staffing gross margin, professional contract staffing gross margin and commercial staffing services gross margin are primarily attributable to more direct hire revenue as a percentage of revenue in the 2018 fiscal year compared to the 2017 fiscal year, additional professional contract staffing revenue from the SNI acquisition , revenue mix including MSP/VMS and the elimination of lower margin business plus the benefit of a new workers compensation program and rebates in the commercial (industrial) services division.

•	Selling, general and administrative expenses (SG&A) were approximately $11.6 million and approximately 29% as a percentage of revenue for the 2018 fiscal fourth quarter compared to approximately $14.6 million and approximately 32% of revenue for the 2017 fiscal fourth quarter. The decrease in SG&A expenses and SG&A as a percentage of revenue for the 2018 fiscal fourth quarter vs. the comparable prior year quarter is primarily due to the effect of the Company’s performance improvement plan which reduced personnel costs and related ancillary expenses.

2

•	Selling, general and administrative expenses (SG&A) decreased as a percentage of revenue for the 2018 fiscal year and was approximately 28.7% compared to approximately 29.3% of revenue for the 2017 fiscal year. SG&A was approximately $47.4 million for the 2018 fiscal year compared to approximately $39.5 million for the 2017 fiscal year. The approximately $7.9 million increase in SG&A primarily resulted from the inclusion of SNI’s SG&A at the beginning of the 2017 fiscal third quarter (approximately six months in fiscal 2017) compared to inclusion of SNI’s SG&A for twelve months in the fiscal year ending September 30, 2018. GEE’s performance improvement plan partially offset the SNI impact as it helped to reduce the Company’s SG&A during the 2018 fiscal year by improving productivity and lowering certain personnel costs, office expenses and related overhead expenses; it is anticipated that it will provide continuing benefits by lowering SG&A in the fiscal year ending September 30, 2019.

•	GAAP income from operations for the 2018 fiscal fourth quarter was approximately $378,000 compared to GAAP income from operations of approximately $241,000 for the comparable fiscal 2017 prior year quarter. GAAP income from operations for the fiscal year ended September 30, 2018 was approximately $2.5 million vs. a GAAP loss from operations of approximately $1.4 million for the fiscal year ended September 30, 2017.

•	GAAP net loss for the fiscal fourth quarter ended September 30, 2018 was approximately $1 million compared to GAAP net income of approximately $3.7 million for the fiscal fourth quarter ended September 30, 2017. The GAAP net income for the fiscal fourth quarter of 2018 included an income tax benefit of approximately $1.1 million as compared to an income tax benefit of approximately $6.4 million for the fiscal fourth quarter of 2017. GAAP net loss for the fiscal year ended September 30, 2018 was approximately $7.6 million vs. a GAAP net loss of approximately $2.4 million for the fiscal year ended September 30, 2017. The GAAP net loss for the fiscal year ended September 30, 2018 included approximately $5.5 million of additional interest expense as compared to the interest expense included in the GAAP net loss for the fiscal year ended September 30, 2017. The GAAP net loss for the fiscal year ended September 30, 2018 included an income tax benefit of approximately $859,000 as compared to an income tax benefit of approximately $6 million included in the GAAP net loss for the fiscal year ended September 30, 2017.

•	Adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, integration & restructuring expenses and changes in acquisition deposit for working capital guarantee for the fiscal fourth quarter ended September 30, 2018 was approximately $3.1 million vs. adjusted EBITDA of approximately $2.4 million for the comparable 2017 prior year fiscal fourth quarter. Reconciliations of non-GAAP adjusted EBITDA for the fiscal fourth quarters of 2018 and 2017 to GAAP net income (net loss) for those periods are attached to this press release.

3

•	Adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure) computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, integration & restructuring expenses, changes in acquisition deposit for working capital guarantee and loss on extinguishment of debt for the fiscal year ended September 30, 2018 was approximately $13.2 million vs. adjusted EBITDA of approximately $6.4 million for the fiscal year ended September 30, 2017. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2018 and September 30, 2017 to GAAP net income (net loss) for those periods are attached to this press release.

•	Select GAAP Balance Sheet Highlights as of September 30, 2018 (see balance sheet attached to this press release): Approximate Working Capital of $13.1 million; Approximate Current Ratio of 2 to 1; Approximate Shareholders’ Equity inclusive of Mezzanine Equity, $50 million.

•	Additional relevant financial information: GEE amended its revolving credit facility effective as of December 27, 2018. The Company believes the loan modifications are beneficial, provide more flexibility, will improve cash flow and will better meet its needs as it executes its growth strategy. The amendment includes substantially reduced principal payments for the 2019 fiscal year, greater flexibility on loan covenants and other terms that the Company views as favorable. See Form 10K for the fiscal year ended September 30, 2018 filed with the SEC for a more complete description and a complete copy of the amendment.

The aforementioned Fourth Quarter and Full Year Highlights should be read in conjunction with all of the financial and other information included in GEE Group’s Quarterly Reports on Form 10Q, Current Reports on Forms 8K & 8K/A, Information Statements on Schedules 14A & 14C, and Annual Reports on Form 10K filed with the SEC for the fiscal years 2017 and 2018, the discussion of financial results in this press release, and the use of non-GAAP financial measures and the related schedules attached hereto which reconcile non-GAAP financial information to that prescribed by GAAP. These non-GAAP financial measures and metrics of financial results or financial performance are not a substitute for the measures provided by GAAP as further discussed below in this press release. Financial information provided in this press release may consist of estimates, projected financial information and certain assumptions that are considered forward looking statements and are predictive in nature, depend on future events and the projected financial results may not be realized nor are they guarantees of future performance.

Full Year Financial Results: Discussion

The Company reported consolidated revenue of approximately $165.3 million for the year ended September 30, 2018 up approximately 22.5% as compared to revenue of approximately $134.9 million for the fiscal year ended September 30, 2017. Contract staffing services contributed approximately $142.2 million or approximately 86% of consolidated revenue and direct placement services contributed approximately $23.1 million or approximately 14% of consolidated revenue for the 2018 fiscal year versus approximately $120.2 million or approximately 89% of consolidated revenue and approximately $14.7 million or approximately 11% of consolidated revenue respectively for the 2017 fiscal year. The increase in contract staffing services revenue for the fiscal year ended September 30, 2018 over the comparable prior year was primarily due to an increase of approximately $25.2 million in professional contract staffing services revenue including a significant contribution from the SNI acquisition. Commercial (industrial) staffing services revenue was approximately $21.6 million for the fiscal year ended September 30, 2018 compared to approximately $24.9 million for the fiscal year ended September 30, 2017. The change in commercial (light industrial) revenue was primarily attributable to the elimination of less profitable customers.

4

GEE Group’s overall combined gross margin for the fiscal year ended September 30, 2018 (including direct placement services) improved by approximately 240 basis points to approximately 35.7% as compared to approximately 33.3% recorded for the fiscal year ended September 30, 2017. The increase in overall combined gross margin for the 2018 fiscal year was primarily attributable to an increase in direct placement services revenue which is recorded at 100% gross profit. The Company’s professional contract staffing services gross profit margin excluding direct placement services for the fiscal year ended September 30, 2018 was approximately 26.5% versus approximately 27.4% for fiscal year ended September 30, 2017. The Company’s commercial (industrial) staffing services gross margin for the 2018 fiscal year was approximately 17.9% versus approximately 16.5% for the 2017 fiscal year. The change in professional contract staffing services gross margin was primarily due to a revenue mix change including MSP/VMS business which typically carries lower gross margin and lower SG&A with good profitability and revenue contributed from the acquisition of SNI. GEE’s commercial (industrial) staffing services division gross margin improved by approximately 140 basis points for the fiscal year ended September 30, 2018 vs. the comparable prior year period. The improved gross margin was primarily attributable to the elimination of less profitable customers, better pricing from new and existing customers and the benefit of lower workers’ compensation costs and related rebates.

The Company’s selling, general and administrative expenses (SG&A) for the year ended September 30, 2018 increased by approximately $7.9 million to approximately $47.4 million compared to approximately $39.5 million for the prior fiscal year. The increase was primarily related to the inclusion of selling, general and administrative expenses from the acquisition of SNI and increases in noncash stock and stock option compensation expenses during the 2018 fiscal year.

GEE Group recorded GAAP income from operations of approximately $2.5 million for the fiscal year ended September 30, 2018 compared to a GAAP loss from operations of approximately $1.4 million for the fiscal year ended September 30, 2017. GAAP net loss for the fiscal year ended in 2018 was approximately $7.6 million compared to GAAP net loss for the fiscal year ended in 2017 of approximately $2.4 million. The GAAP net loss for the fiscal year ended September 30, 2018 included interest expense of approximately $11.5 million and a tax benefit of approximately $859,000 compared to interest expense of approximately $5.9 million and a tax benefit of approximately $6 million included in the GAAP net loss for the fiscal year ended September 30, 2017.

GEE Group’s adjusted EBITDA (adjusted EBITDA, a non-GAAP financial measure), computed EBITDA as adjusted for noncash stock compensation and stock option expense, acquisition, integration & restructuring expenses, changes in acquisition deposit for working capital guarantee and loss on extinguishment of debt was approximately $13.2 million for the fiscal year ended September 30, 2018 compared to adjusted EBITDA of approximately $6.4 million for the fiscal year ended September 30, 2017. Reconciliations of non-GAAP adjusted EBITDA for the fiscal years ended September 30, 2018 and September 30, 2017 to GAAP net income (net loss) for those periods are attached to this press release.

5

Use of Non-GAAP Financial Measures

The Company discloses and uses the above-mentioned non-GAAP financial measures internally as a supplement to GAAP financial information to evaluate its operating performance, for financial planning purposes, to establish operational goals, for compensation plans, to measure debt service capability, for capital expenditure planning and to determine working capital needs and believes that these are useful financial measures also used by investors. Non-GAAP adjusted EBITDA is defined as GAAP net income or net loss before interest, taxes, depreciation and amortization (EBITDA) adjusted for the non-cash stock compensation and stock option expense, acquisition, integration & restructuring expenses, changes in acquisition deposit for working capital guarantee and loss from extinguishment of debt. Non-GAAP EBITDA and non-GAAP adjusted EBITDA are not terms defined by GAAP and, as a result, the Company’s measure of non-GAAP EBITDA and non-GAAP adjusted EBITDA might not be comparable to similarly titled measures used by other companies. Generally, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flow that either excludes or includes amounts that are not normally included in the most directly comparable measure calculated and presented in accordance with GAAP. The non-GAAP financial measures discussed above , however, should be considered in addition to, and not as a substitute for, or superior to net income or net loss as reported for GAAP on the Consolidated Statements of Income, cash and cash flows on the Consolidated Statement of Cash Flows or other measures of financial performance prepared in accordance with GAAP, and as reflected on the Company’s financial statements prepared in accordance with GAAP included in GEE Group’s Form 10Q and Form 10K for the respective periods filed with the SEC. These non-GAAP financial measures are not a substitute for or presented in lieu of financial measures provided by GAAP and all measures and disclosures of financial information pursuant to GAAP as reflected in Form 10Q and Form 10-K for the respective periods should be read to obtain a comprehensive and thorough understanding of the Company’s financial results. The reconciliations of non-GAAP EBITDA and non-GAAP adjusted EBITDA to GAAP operating income (loss) and/or GAAP net income (net loss) referred to in the highlights or elsewhere in this press release are provided in the schedules that are a part of this press release.

Management Comments

Derek E. Dewan, Chairman and Chief Executive Officer of GEE Group, commented, “We are pleased with our Company’s financial performance for the fiscal year ended September 30th, 2018. It was a highly successful year as we were able to streamline our operations and improve the overall productivity of our hard-working sales, recruitment and account management personnel, all of whom contributed to a very successful year. GEE Group continues to enhance its menu of services, broaden its delivery capability, implement state of the art recruiting tools and better position its geographic footprint to serve our customers in a timelier and more cost-efficient manner.”

Mr. Dewan added, “We made excellent progress in fiscal 2018 and expect to obtain additional operational efficiencies and economies of scale in fiscal 2019, which will lower selling, general and administrative expenses (SG&A) overall and as a percentage of revenue, and significantly improve our bottom line. We will judiciously add recruiting and sales resources to help us grow our business as we obtain new customers and further penetrate existing accounts. The Company has a clear focus to increase organic growth and to be opportunistic with potential acquisitions, which we will aggressively pursue in the new year.”

Mr. Dewan concluded, “There continued to be strong demand for our services through the end of 2018, absent the holidays falling mid-week. We anticipate that the robust employment environment experienced in the last several years will continue as we enter 2019. Secular changes in employment, resulting in more widespread use of “on demand” labor in the “gig economy”, will continue to benefit the staffing industry and GEE. We anticipate that the macroeconomic conditions will be conducive to the continued growth and profitability of our Company. We applaud the efforts of our talented regional and local personnel who are driving outstanding customer service and have positioned GEE for continued success as we move into 2019.”

6

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Fourth Quarter Ended September 30,

(In thousands)
	2018	2017
Net income (net loss) GAAP	$(1,008)	$3,726
Interest expense, net	3,121	2,865
Taxes (benefit)	(1,118)	(6,350)
Depreciation and amortization	1,486	1,317
Stock compensation, Stk. option & other	583	262
Acquisition, integration & restructuring	682	619
Change in acq. deposit for working capital	(617)	-
Non-GAAP adjusted EBITDA	$3,129	$2,439

Reconciliation of Non-GAAP Adjusted EBITDA to GAAP Net Income (Net Loss)

Year Ended September 30,

(In thousands)
	2018	2017
Net income (net loss) GAAP	$(7,564)	$(2,372)
Interest expense, net	11,502	5,995
Taxes (benefit)	(859)	(6,018)
Depreciation and amortization	5,972	3,953
Stock compensation & stock option expense	1,660	902
Acquisition, integration & restructuring	3,092	2,925
Loss on extinguishment of debt	-	994
Change in acq. dep. working capital	(617)

Non-GAAP adjusted EBITDA	$13,186	$6,379

7

GEE GROUP INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(In Thousands, Except Per Share Data)

	Three Months Ended September 30,		Fiscal Year Ended September 30,
	2018	2017	2018	2017

NET REVENUES:
Contract staffing services	$34,368	$40,201	$142,228	$120,247
Direct hire placement services	5,560	6,153	23,056	14,731
NET REVENUES	39,928	46,354	165,284	134,978

Cost of contract services	25,117	29,531	106,352	90,003
GROSS PROFIT	14,811	16,823	58,932	44,975

Selling, general and administrative expenses	11,567	14,646	47,406	39,498
Acquisition, integration and restructuring expenses	1,380	619	3,092	2,925
Depreciation expense	103	98	390	426
Amortization of intangible assets	1,383	1,219	5,582	3,527
INCOME FROM OPERATIONS	378	241	2,462	(1,401)
Change in acquisition deposit for working capital guarantee	617	-	617	-
Loss on extinguishment of debt	-	-	-	(994)
Interest expense	(3,121)	(2,865)	(11,502)	(5,995)
INCOME (LOSS) BEFORE INCOME TAX PROVISION	(2,126)	(2,624)	(8,423)	(8,390)
Provision for income tax benefit	1,118	6,350	859	6,018
NET LOSS	$(1,008)	$3,726	$(7,564)	$(2,372)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(1,008)	$3,726	$(7,564)	$(2,372)

BASIC INCOME (LOSS) PER SHARE	$(0.09)	$0.38	$(0.74)	$(0.25)
WEIGHTED AVERAGE NUMBER OF SHARES - BASIC AND DILUTED	10,695	9,879	10,239	9,630

8

GEE GROUP INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(In Thousands, Except Per Share Data)

	September 30,	September 30,
	2018	2017

ASSETS
CURRENT ASSETS:
Cash	$3,213	$2,785
Accounts receivable, less allowances ($302 and $1,712, respectively)	20,755	23,178
Prepaid expenses and other current assets	2,266	3,014
Total current assets	26,234	28,977
Property and equipment, net	891	914
Goodwill	76,593	76,593
Intangible assets, net	29,467	35,049
Other long-term assets	416	282
TOTAL ASSETS	$133,601	$141,815
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$2,523	$3,243
Acquisition deposit for working capital guarantee	883	1,500
Accrued compensation	5,212	7,394
Short-term portion of subordinated debt	106	1,225
Short-term portion of term loan, net of discount	2,331	3,433
Other current liabilities	2,064	2,690
Total current liabilities	13,119	19,485
Deferred taxes	146	958
Revolving credit facility	11,925	7,904
Term loan, net of discounts	40,253	42,018
Subordinated debt	1,000	1,000
Subordinated convertible debt	16,685	16,685
Other long-term liabilities	583	369
Total long-term liabilities	70,592	68,934

Commitments and contingencies

MEZZANINE EQUITY
Preferred stock; no par value; authorized - 20,000 shares -
Preferred series A stock; authorized -160 shares; issued and outstanding - none	-	-
Preferred series B stock; authorized - 5,950 shares; issued and outstanding - 5,816 and 5,926 at September 30, 2018 and September 30, 2017, respectively; liquidation value of the preferred series B stock is approximately $28,255 and $28,800 at September 30, 2018 and September 30, 2017, respectively	28,788	29,333
SHAREHOLDERS' EQUITY
Common stock, no-par value; authorized - 200,000 shares; issued and outstanding - 10,783 shares at June 30, 2018 and 9,879 shares at September 30, 2017	-	-
Additional paid in capital	44,120	39,517
Accumulated deficit	(23,018)	(15,454)
Total shareholders' equity	21,102	24,063
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$133,601	$141,815

9

About GEE Group

GEE Group Inc. is a provider of specialized staffing solutions and is the successor to employment offices doing business since 1893. The Company operates in two industry segments, providing professional staffing services and solutions in the information technology, engineering, finance and accounting specialties and commercial staffing services through the names of Access Data Consulting, Agile Resources, Ashley Ellis, General Employment, Omni-One, Paladin Consulting and Triad. Also, in the healthcare sector, GEE Group, through its Scribe Solutions brand, staffs medical scribes who assist physicians in emergency departments of hospitals and in medical practices by providing required documentation for patient care in connection with electronic medical records (EMR). Additionally, the Company provides contract and direct hire professional staffing services through the following SNI brands: Accounting Now®, SNI Technology®, Legal Now®, SNI Financial®, Staffing Now®, SNI Energy®, and SNI Certes.

Forward-Looking Statements

In addition to historical information, this press release contains statements relating to the Company's future results (including certain projections, pro forma financial information, and business trends) that are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended, (the "Exchange Act"), and are subject to the "safe harbor" created by those sections. The statements made in this press release that are not historical facts are forward-looking statements that are predictive in nature and depend upon or refer to future events. Such forward-looking statements often contain, or are prefaced by, words such as "will", "may," "plans," "expects," "anticipates," "projects," "predicts," “pro forma”, "estimates," "aims," "believes," "hopes," "potential," "intends," "suggests," "appears," "seeks," or variations of such words or similar words and expressions. Forward-looking statements are not guarantees of future performance, are based on certain assumptions, and are subject to various known risks and uncertainties, many of which are beyond the Company's control, and cannot be predicted or quantified and, consequently, as a result of a number of factors, the Company's actual results could differ materially from those expressed or implied by such forward-looking statements. Certain factors that might cause the Company's actual results to differ materially from those in the forward-looking statements include, without limitation: (i) the loss, default or bankruptcy of one or more customers; (ii) changes in general, regional, national or international economic conditions; (iii) an act of war or terrorism or cyber security breach that disrupts business; (iv) changes in the law and regulations; (v) the effect of liabilities and other claims asserted against the Company including the failure to repay indebtedness or comply with lender covenants; (vi) changes in the size and nature of the Company's competition; (vii) the loss of one or more key executives; (viii) increased credit risk from customers; (ix) the Company's failure to grow internally or by acquisition or the failure to successfully integrate acquisitions; (x) the Company's failure to improve operating margins and realize cost efficiencies and economies of scale; (xi) the Company's failure to attract, hire and retain quality recruiters, account managers and salesmen; (xii) the Company's failure to recruit qualified candidates to place at customers for contract or full-time hire; and such other factors as set forth under the heading "Forward-Looking Statements" in the Company's annual reports on Form 10-K, its quarterly reports on Form 10-Q and in the Company's other filings with the Securities and Exchange Commission (SEC). More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. The Company is under no obligation to (and expressly disclaims any such obligation to) and does not intend to publicly update, revise or alter its forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

GEE Group Inc.

Kim Thorpe

(904) 512-7504

invest@genp.com

SOURCE: GEE Group Inc.

10